                                                                    EXHIBIT 99.1

VALERO WILL CONDUCT A CONFERENCE CALL MONDAY, MARCH 20, 2000, AT 10:00 A.M. EST (9:00 A.M. CST), TO DISCUSS THIS RELEASE. YOU MAY LISTEN TO THE LIVE CONFERENCE CALL BROADCAST OVER THE INTERNET AT http://www.videonewswire.com/valero/032000. TO OBTAIN THE CORRESPONDING SLIDE PRESENTATION AND FOR A REPLAY OF THE COMPANY'S CONFERENCE CALL, PLEASE VISIT OUR WEB SITE AT http://www.valero.com.

                            VALERO ENERGY CORPORATION
                         DISCLOSES FINANCIAL INFORMATION
                       FOR THE BENICIA ASSETS ACQUISITION

SAN ANTONIO, March 17, 2000 -- Valero Energy Corporation (NYSE:VLO) today released projected financial and operating information related to its pending acquisition of ExxonMobil Corporation's 160,000 barrel-per-day (BPD) Benicia, California refinery and associated retail business (collectively, the Benicia Assets). The financial information provides projected financial results for the company for the years 2000 and 2001, including the anticipated contribution from the Benicia Assets. Completion of the transaction is subject to approval by the Federal Trade Commission and the California Attorney General. The transaction is expected to close on June 15, 2000.

Based on the assumptions set forth below, the Company expects consolidated earnings per share for 2000 and 2001 to be approximately $2.99 per share and $3.85 per share, respectively. These projections include an anticipated earnings accretion from the Benicia Assets acquisition of approximately $.32 per share for 2000 and $1.17 per share for 2001.

In preparing the projected financial and operating information included in this press release, Valero has made certain assumptions, both with respect to general refining and marketing industry conditions and with respect to the future operations of the Benicia Assets. The projections and underlying assumptions set forth in this release have been made in good faith and reflect Valero's judgment regarding such matters. Further, the feedstock and product price differentials and charge and yield assumptions for 2000 were essentially held constant for purposes of the 2001 projections. There can be no assurance that actual results will not vary, perhaps significantly, from the future projections contained in this press release. See "Forward-Looking Statements" below.

The following table shows certain projected income statement, cash flow and other financial information for Valero and the Benicia Assets, for the years ended December 31, 2000 and 2001, assuming that the acquisition closes June 30, 2000. This financial information (i) assumes the impact of certain key commodity price differentials, retail margin and operating assumptions described below for the remainder of 2000 and 2001, (ii) assumes the issuance of $150 million of Valero Common Stock at $28 per common share and $150 million of tax deductible mandatory convertible preferred securities, (iii) assumes interest expense for the Benicia Assets and the combined entity includes the dividends related to the $150 million of tax deductible mandatory convertible preferred securities, and
(iv) includes a preliminary estimate of the allocation of the purchase price of the Benicia Assets acquired and liabilities assumed. These assumptions, as well as other assumptions made by the Company in preparing the projected financial information set forth below, and the results ultimately reflected in Valero's financial statements may vary, perhaps significantly, from the information presented here.

                         PROJECTED FINANCIAL INFORMATION
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                 As of or for the Year Ended December 31,
                                                     --------------------------------------------------------------
                                                                    2000                          2001
                                                     ------------------------------   -----------------------------
                                                                Benicia                          Benicia
                                                     Valero      Assets    Combined   Valero      Assets   Combined
                                                     -------    -------    --------   -------    -------   --------
INCOME STATEMENT INFORMATION:
    EBITDA .......................................   $ 439.1    $  93.8    $ 532.9    $ 459.5    $ 237.6   $ 697.1
    Interest expense, net ........................   $  45.8    $  35.2    $  81.0    $  38.8    $  64.8   $ 103.6
    Income taxes .................................   $  82.4    $  15.4    $  97.8    $  84.9    $  51.4   $ 136.3
    Net income ...................................   $ 151.4    $  26.3    $ 177.7    $ 153.6    $  87.5   $ 241.1
    Earnings per share of common stock ...........   $  2.67               $  2.99    $  2.68              $  3.85

CASH FLOW INFORMATION:
    Depreciation expense .........................   $ 102.9    $  14.4    $ 117.3    $ 108.8    $  29.2   $ 138.0
    Amortization expense .........................   $  56.7    $   3.8    $  60.5    $  73.6    $   7.1   $  80.7
    Capital expenditures .........................   $ 153.9    $  31.7    $ 185.6    $ 193.3    $  29.6   $ 222.9
    Deferred turnaround and catalyst costs .......   $  75.7    $   3.1    $  78.8    $  91.7    $   3.7   $  95.4
    Cash flow per share ..........................   $  6.13               $  6.87    $  6.71              $  8.83

OTHER FINANCIAL INFORMATION:
    Debt-to-capitalization .......................      35.7%                 46.2%      31.9%                39.3%
    Fixed charge coverage ........................       5.4x                  4.1x       6.0x                 4.3x
    Cash flow-to-debt ............................      51.4%                 30.9%      59.8%                48.4%
    Return on equity .............................      13.2%                 14.4%      11.9%                16.1%
    Fully diluted common shares outstanding ......      56.6                  59.3       57.2                 62.6


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The primary feedstocks for the Benicia refinery have historically been low-cost sour crude oils, including Alaskan North Slope crude oil (ANS) (62% of total feedstocks) and San Joaquin Valley crude oil (SJV) (19% of total feedstocks). These sour crude oil feedstocks are typically purchased at significant discounts to West Texas Intermediate crude oil (WTI). The Benicia refinery produces an exceptionally high percentage of premium light products, including gasoline (69%, most of which is CARB Phase II gasoline) and low sulfur distillates (16%, primarily jet fuel and diesel). These products generally sell for significant premiums over conventional light products.

The following table provides projected throughput volumes and cash operating costs for 2000 and 2001 for Valero's refineries and the Benicia refinery.

                              2000               2001
                        -----------------   -----------------
                        Valero    Benicia   Valero    Benicia
                        ------    -------   ------    -------
Throughput volumes
    (MBPD)                 742       160       770       160

Cash operating costs
    per barrel         $  1.85   $  3.13   $  1.72   $  3.07


The following table shows projected charges and yields for Valero's refineries and the Benicia refinery, as well as for the combined operations, for 2000 and 2001, reflecting the principal feedstocks utilized and products produced as a percentage of total charges and yields, respectively.

                                     Valero      Benicia   Combined
                                     ------      -------   --------
Charges:
      Crude Oils:
          Sour                         52%         81%         57%
          Heavy Sweet                  10          --           8
          Light Sweet                  10          --           8
                                      ---         ---         ---
      Total Crude Oils                 72          81          73

      Resid                             8          --           7
      Other                            20          19          20
                                      ---         ---         ---
          Total Charges               100%        100%        100%
                                      ===         ===         ===

Yields:
      Gasoline and blendstocks         51%         69%         54%
      Distillates                      30          16          28
      Petrochemicals                    5          --           4
      Lubes and Asphalts                3          --           2
      Other Products                   11          15          12
                                      ---         ---         ---
          Total Yields                100%        100%        100%
                                      ===         ===         ===

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The following tables provide historical and projected feedstock and product price differentials for the principal feedstocks utilized and products produced at both the Benicia refinery and Valero's refineries.

Feedstock Differentials ($ per barrel):

                                                   2000 Projected                                      2000/2001
                                                       Volumes         Average(1)         1999          estimate
                                                   --------------      ----------       ---------      ---------
         WTI                                             --            $  19.11         $   19.28       $  27.08

     Benicia

         WTI - ANS                                      100            $   1.65         $    1.49       $   1.65
         WTI - SJV                                       30            $   4.66         $    4.01       $   4.65

     Valero (x-Benicia)

         WTI - Sour Crude Oil                           390            $   2.34         $    2.26       $   2.35
         WTI - Sweet Crude Oil                          150            $    .15         $     .38      $   (.55)

         (1)1996 through 1999.

Product Differentials ($ per barrel):

                                                   2000 Projected                                      2000/2001
                                                       Volumes         Average(1)         1999          estimate
                                                   --------------      ----------       ---------      ---------
     Benicia

         CARB Gasoline - ANS                            105            $ 10.31           $12.28         $ 10.14
         LS Diesel - ANS                                 25            $  6.22           $ 6.91         $  6.08

     Valero (x-Benicia)

         Conv. 87 - WTI                                 375            $  3.07           $ 2.53         $  3.86
         HS #2 Oil - WTI                                220            $  1.51           $  .33         $  1.70
         Propylene - WTI                                 25            $  3.11           $  .93         $  3.49
         Lubes - WTI                                     10            $ 18.38           $11.76         $  8.74

         (1)1996 through 1999.

In addition to the refining projections presented above, Valero has also projected its average retail margins for 2000 and 2001 to be approximately 8.0 cents per gallon and average product volumes to be approximately 110,000 gallons per store per month. The retail system includes 260 distributor sites located throughout California and 80 company owned sites, primarily located in the San Francisco Bay Area.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with 2,500 employees and 1999 revenues of approximately $8 billion. The Company currently owns and operates five refineries in Texas, Louisiana and New Jersey with a combined throughput capacity of approximately 785,000 BPD, making it the nation's second largest independent refining company. Valero is recognized throughout the industry as a leader in the production of premium, environmentally clean products such as reformulated gasoline, CARB Phase II gasoline, low-sulfur diesel and oxygenates. The Company also has an extensive wholesale bulk and rack marketing business and markets in more than 30 states through 190 terminals.


Forward-Looking Statements

Statements contained in this press release that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the Company's actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the Company's web site at http://www.valero.com. These factors include potential changes in gasoline, crude oil, distillate and other commodity prices, varying market conditions, actions of government, adverse rulings in litigation and potential delays or other changes in work and repair schedules. The Company undertakes no obligation to update or publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or which the Company becomes aware of, after the date of this release or to reflect the occurrence of unanticipated events.